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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in each Registration Statement of CLARCOR Inc. on Form S-8 (file numbers 33-5456, 33-38590, 33-39374, 33-53763 and 33-53899) of our reports dated January 6, 1995, on our audits of the consolidated financial statements of CLARCOR Inc. as of November 30, 1994 and 1993 and for the years ended November 30, 1994, 1993 and 1992, and the financial statements schedule for the years ended November 30, 1994, 1993, and 1992, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Rockford, Illinois
February 24, 1995